UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 4, 2009

UPSTREAM BIOSCIENCES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50331

(Commission File Number)

98-0371433

(IRS Employer Identification No.)

71130, 198 – 8060 Silver Spring Blvd., Calgary, Alberta T3B 5K2

(Address of principal executive offices and Zip Code)

(403) 537-2516

Registrant's telephone number, including area code

Suite 200 – 1892 West Broadway, Vancouver, British Columbia, Canada V6J 1Y9

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report contains forward-looking statements.  These statements relate to future events or our future business.  In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01  Entry into a Material Definitive Agreement.

On December 14, 2009, our company entered into several agreements which collectively had the effect of restructuring our business.  On August 10, 2009, our company issued a press release announcing that we were actively seeking licensors or acquirors for our novel anti-parasitic drug discovery portfolio and cancer diagnostic platform.  To that end, our company formed an independent committee of the board to assess the strategic direction of the company.  During the four months following the issuance of the press release, the independent board shortlisted a number of potential candidates that may have had interest in the acquisition of our company’s pharmaceutical business as formerly held by our subsidiary Pacific Pharma Technologies Inc.  Our independent committee contacted such organizations but discussions did not result in any offers or agreements to acquire such assets.

After several months, our company continued to face challenges in raising funds due to the continued financial downturn, especially for early-stage life sciences companies.  To this end, and as discussed in our periodic reports, Joel Bellenson and Dexster Smith, both former directors and officers of our company, agreed to voluntarily defer their salaries for the 2009 calendar year, or until such time that our company completed a sizeable financing.  TCF Ventures Corp., a company through which Tim Fernback provided services as Chief Financial Officer of our company, agreed to defer a portion of the amounts owed to him for consulting services on the understanding that such amounts would be repaid when our company obtained sufficient funds.  However, a dispute arose as to the terms of the deferral as discussed under the heading “Item 7.01 Legal Proceedings with TCF Ventures”.  Following the continued downturn, low cash reserves, no available financing, and the commencement of litigation with TCF Ventures, our company was left with two available options.  The first option was to restructure our company, including a change of its management and board of directors, and the second option was bankruptcy.  As bankruptcy would effectively prevent our shareholders from realizing any value in our company, the board agreed to restructure our company. As a result, and following a write-down of the pharmaceutical business operated by Pacific Pharma, our wholly-owned subsidiary, we entered into the Asset Sale Agreement to transfer such assets as described below under the heading “Asset Sale Agreement”.  Joel Bellenson and Dexster Smith then agreed to enter into return to treasury agreements and cancel the remaining stock held by them to treasury for no consideration.  The entire board of directors and management resigned but not before appointing Mike McFarland as sole director and officer of our company.  See the disclosure under Item 5.02 for more information.  Following the appointment of the new director, the new board of directors intends to seek out viable business opportunities in order to maximize shareholder value.

Asset Sale Agreement

On December 14, 2009, our subsidiary, Pacific Pharma, a British Columbia company, entered into and closed an asset sale agreement with JTAT Consulting Inc., a company wholly-owned by Art Cherkasov, a third party.  Pursuant to the terms of the agreement, Pacific Pharma sold all of the assets held by Pacific Pharma to JTAT Consulting for the payment of $1.00.  The assets included the URL domain name www.pacificpharmatech.com, Pacific Pharma’s patents, patent applications, and inventions, methods, processes and discoveries that may be patentable, Pacific Pharma’s know-how, trade secrets, confidential information, technical information, data, process technology and plans and drawings, owned, used, or licensed by Pacific Pharma as licensee or licensor.  Prior to the sale, and following an analysis carried out by our board of directors, our company wrote-off the assets formerly held by Pacific Pharma.  See Item 2.06 “Material Impairments” for more information.

Return to Treasury Agreements

In connection with the restructuring of our company, and on December 4, 2009, we entered into a return to treasury agreement with each of Joel Bellenson and Dexster Smith, both former directors and officers of our company.  Pursuant to the terms of the agreements, each of Mr. Bellenson and Mr. Smith agreed to return 8,095,470 restricted common shares to the treasury of our company for cancellation without consideration effective December 4, 2009.  Following the share cancellations, each of Joel Bellenson and Dexster Smith held nil shares in our company.

Option Termination Agreements

On December 14, 2009, Mr. Bellenson and Mr. Smith, both former directors and officers of our company, entered into Option Termination Agreements with our company, whereby the 400,000 options held by each person were immediately cancelled.

Release with Former Directors and Management

On December 14, 2009, our company executed a mutual release with each of Mr. Bellenson and Mr. Smith, whereby each party agreed to release the other for all claims each party may have against the other.

Item 1.02  Termination of a Material Definitive Agreement

Please refer to the disclosure under the heading “Option Termination Agreements” set out in Item 1.01 of this current report on Form 8-K for more information which is incorporated by reference under Item 1.02.

Item 2.01  Completion of Acquisition or Disposition of Assets

Please refer to the disclosure under the heading “Asset Sale Agreement” set out in Item 1.01 of this current report on Form 8-K for more information which is incorporated by reference under Item 2.01.

Item 2.06  Material Impairments

Our board of directors decided to write-off the assets related to our company’s pharmaceutical business formerly operated by our wholly-owned subsidiary Pacific Pharma.  These assets included the URL domain name www.pacificpharmatech.com, Pacific Pharma’s patents, patent applications, and inventions, methods, processes and discoveries that may be patentable, Pacific Pharma’s know-how, trade secrets, confidential information, technical information, data, process technology and plans and drawings, owned, used, or licensed by Pacific Pharma as licensee or licensor.  The board decided to proceed with the write-down following our inability to find any potential acquiror or licensor to purchase the assets and advance the technology and upon deciding to cease any further research and development of this segment of our business.  Our company estimates that the write-down resulted in an impairment charge of $234,961, offset by a related deferred income tax recovery of $34,448.  Our company does not believe that this net amount will result in any future cash expenditures.

Item 3.02  Unregistered Sales of Equity Securities.

On November 19, 2009, we issued 1,000,000 shares to one person.  We issued the shares upon an exemption from registration in an offering of securities in an offshore transaction to a non US Person (as that term is defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2009, Dexster Smith resigned as our President and a director of our company.

On December 14, 2009, Joel Bellenson resigned as our Chief Executive Officer and a director of our company and Dr. Geert Cauwenbergh and Jeffrey Bacha resigned as directors of our company.  On that same date Mike McFarland was appointed director and the President, Secretary, Treasurer, Chief Executive Officer and Chief Financial Officer of our company.

On December 14, 2009, Dexster Smith and Joel Bellenson resigned as directors and officers in all capacities of our subsidiary, Upstream Biosciences Inc., a Canadian corporation.  On that same date Mike McFarland was appointed as the President, Secretary and Treasurer and a director of our subsidiary, Upstream Biosciences Inc.

On December 14, 2009, Joel Bellenson and Dexster Smith resigned as directors and officers in all capacities of our subsidiary, Pacific Pharma.  On that same date, Mike McFarland was appointed as the President, Secretary and Treasurer and a director of our subsidiary, Pacific Pharma.

Mike McFarland

Mr. McFarland earned his Bachelor of Science degree in 1982 and his Bachelor of Education in 1984, both from St. Francis Xavier University.  Mr. McFarland has been in the education and teaching profession for over 25 years.  Since 2005, he has been teaching at Notre Dame H.S. in Calgary, Alberta.  He has been an active investor in both private and public ventures for the past 10 years.

Family Relationships

There were no family relationships between Mike McFarland and any director or executive officer or former director or executive officer of our company.

Related Party Transactions

Except as disclosed herein and as disclosed in the periodic reports filed with the Securities and Exchange Commission and available at www.sec.gov, we have not been a party to any transaction since the beginning of our company’s last fiscal year, or any currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Item 7.01 Regulation FD Disclosure

Legal Proceedings with TCF Ventures

As discussed in our periodic reports, and in an effort to save costs, Joel Bellenson and Dexster Smith agreed to voluntarily defer their salaries for the 2009 calendar year, or until such time that our company completed a sizeable financing.  Prior to August 28, 2009, we paid $150,000 annually to TCF Ventures Corp. for consulting services primarily pertaining to the function of Chief Financial Officer. TCF Ventures is a company beneficially owned by Mr. Tim Fernback, our former Chief Financial Officer.  On August 24, 2009, our company received notice that TCF Ventures was terminating its management services contract effective August 28, 2009. The notice alleged TCF Ventures’ right to terminate due to an un-rectified material breach arising from our company’s failure to pay a portion of the compensation owing under the contract on a timely basis.  Our company denied the breach since the compensation was voluntarily deferred by TCF Ventures.

On September 1, 2009, TCF Ventures filed a Writ of Summons and Statement of Claim against our company.  The Statement of Claim alleged that our company notified TCF Ventures that is would be reducing amounts payable to TCF Ventures by 33% and that our company would eventually repay the salary owed when it had sufficient funds.  TCF Ventures accepted the deferral of salary on the understanding that the deferral was temporary and that it would be repaid as soon as possible.  The Statement of Claim further alleged that on or about January 2009, our company notified TCF Ventures that our company would be deferring the salary by 50%.  In response, on or about February 3, 2009, the Statement of Claim alleged that TCF Ventures delivered a written notice to our company advising that our company was in material breach of the agreement for failing to pay the salary.  TCF Ventures claimed judgment against our company for $68,750 plus GST for outstanding salary under the agreement and $150,000 for severance.

On September 22, 2009, our company filed a Statement of Defence against TCF Ventures, whereby our company denied the allegations made against our company and counter claimed against TCF Ventures, which counterclaim included the following: (a) causing our company to pay GST on amounts payable to TCF Ventures, even though the agreement did not provide for the payment of GST to TCF Ventures; (b) failure to cause our company to deduct GST from amounts payable to TCF Ventures and to remit such payments to the required government authority; and (c) during the term of the agreement, Mr. Fernback caused our company to overpay on salary payments by applying a rate of exchange between the Canadian and US dollars that was more favourable to TCF Ventures than existing market rates.  Our company took the position that such breaches constituted repudiation of the agreement with TCF Ventures such that our company was entitled to treat the agreement at an end and that TCF Ventures has no cause of action against our company for the severance.  Our company further claimed that our company was entitled to repayment of the GST paid to TCF Ventures and the amount paid in excess of the market exchange rates, and therefore claimed a right of set-off for such amounts against any amount held to be owing to TCF Ventures.

Item 9.01	Financial Statements and Exhibits
10.1	Return to Treasury Agreement dated December 4, 2009 between our company and Joel Bellenson
10.2	Return to Treasury Agreement dated December 4, 2009 between our company and Dexster Smith
10.3	Asset Sale Agreement dated December 14, 2009 between Pacific Pharma Technologies Inc. and JTAT Consulting Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPSTREAM BIOSCIENCES INC.

/s/ Mike McFarland

Mike McFarland

President, Secretary, Treasurer, Chief Executive

Officer, Chief Financial Officer and Director

Date:  December 14, 2009